Exhibit 99.1

SCHATZ & NOBEL, P.C.

ATTORNEYS AT LAW

One Corporate Center

20 Church Street, Suite 1700
Hartford, CT 06103

Phone: (860) 493-6292	June 21, 2004	Email: firm@snlaw.net
Fax:(860) 493-6290		Web Site: SNLAW.net

BY FAX (212) 940-6728

Joel W. Sternman, Esquire

Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, NY 10022

BY FAX (212) 269-5420

Howard G. Sloane, Esquire

Roy L. Regozin, Esquire
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005

      Re: In re Alloy, Inc. Securities Litigation, Case No. 03 CV 1597 (WHP)

Gentlemen:

      This letter shall constitute a Memorandum of Understanding (“MOU”) of the terms of the settlement of the above-entitled class action litigation between the Plaintiffs and Defendants Alloy, Inc., Matthew C. Diamond, Samuel Gradess, and James K. Johnson (the “Defendants”).

      The parties have agreed to settle the above-entitled litigation for $6,750,000 (the “Settlement Fund”) and to dismiss the class action litigation with prejudice, subject to approval by the District Court. On or before July 7, 2004, the Settlement Fund will be deposited by and/or on behalf of the Defendants into an escrow account established by Plaintiffs’ Lead Counsel for the benefit of the class (the “Escrow Account”). Following preliminary approval of the settlement, the Escrow Account will be used to pay the reasonable and necessary costs incurred to provide notice to the class of the proposed settlement. In the event that the settlement is not finally approved by the District Court, the Escrow Account will be returned to the Defendants and/or the Defendants’ insurers, less any costs of notice and administration incurred prior to that time, not to exceed $50,000.

SCHATZ & NOBEL, P.C.

      Defendants have agreed to provide Plaintiffs’ Lead Counsel with an opportunity to review the Outline of Report (including any exhibits thereto) prepared in connection with the investigation conducted on behalf of Alloy’s Audit Committee by the law firm of Mayer, Brown, Rowe & Maw LLP and the Huron Consulting Group LLC into the allegations raised in the above action and the related derivative action (the “Outline of Report”). Plaintiffs shall have the right to terminate the settlement if, within five (5) business days of completing the review of the Outline of Report, they advise Defendants’ undersigned counsel that, in the reasonable view of Plaintiffs’ Lead Counsel, the matters contained in the Outline of Report materially contradict the documents and information provided by Defendants and Defendants’ counsel to Plaintiffs’ Lead Counsel.

      In the event the proposed settlement is not finally approved, neither Defendants’ agreement to provide the Outline of Report to Plaintiffs’ Lead Counsel for review, nor that Counsel’s review thereof shall waive any right of Defendants to object to production of the Outline of Report in discovery including, without limitation, any objection based on the attorney-client privilege or work product doctrine, nor shall Plaintiffs’ Lead Counsel make any reference, direct or indirect, either to the arrangements for their review of the Outline of Report set forth in this MOU or to the actual review thereof.

      In addition, Plaintiffs’ Lead Counsel, having been advised that Defendants’ Insurers, in connection with their agreement to fund the Escrow Account, have requested an opportunity to review the Outline of Report (but with no opportunity to terminate the settlement), agree that, in the event the proposed settlement is not finally approved, neither Defendants’ agreement to provide the Outline of Report to counsel for Defendants’ Insurers for review, nor that counsel’s review thereof shall waive any right of Defendants to object to production of the Outline of Report in discovery including, without limitation, any objection based on the attorney-client privilege or work product doctrine, nor shall Plaintiffs’ Lead Counsel make any reference, direct or indirect, either to the arrangements for review by Defendants’ Insurers of the Outline of Report set forth in this MOU or to the actual review thereof.

      Finally, the parties have agreed to work as quickly as possible to finalize a formal settlement stipulation and exhibits for submission to the District Court.

SCHATZ & NOBEL, P.C.

      Please confirm your agreement with the contents of this MOU by signing in the spaces provided below.

Very truly yours,

/s/ Jeffrey S. Nobel

Agreed and Assented to this 22nd day of June, 2004

/s/ Joel W. Sternman, Esquire

Joel W. Sternman, Esquire
Attorneys for Defendant Alloy, Inc.

/s/ Howard G. Sloane, Esquire

Howard G. Sloane, Esquire
Roy L. Regozin, Esquire
Attorneys for Defendants Matthew C. Diamond, Samuel Gradess and James K. Johnson